Exhibit 99.1

CONTACT:	Vince Arnone President and CEO (630) 845-4500	Devin Sullivan Managing Director The Equity Group Inc. dsullivan@equityny.com

FOR IMMEDIATE RELEASE

FUEL TECH REPORTS 2023 FOURTH QUARTER AND FULL YEAR FINANCIAL RESULTS

WARRENVILLE, Ill. – March 11, 2024 - Fuel Tech, Inc. (NASDAQ: FTEK), a technology company providing advanced engineering for the optimization of combustion systems, emissions control, and water treatment in utility and industrial applications, today reported financial results for the fourth quarter (Q4) and full year ended December 31, 2023.

“We reported higher total revenues compared to full year 2022, completed a successful trial of our Dissolved Gas Infusion (DGITM) technology in an aquaculture setting, maintained tight expense control, and ended the year in a strong financial position, with $33.4 million in cash and investments, and no long-term debt,” said Vincent J. Arnone, President and CEO.

“Our Air Pollution Control (APC) business performed well in the 2023 fourth quarter and full year, driven by approximately $8.3 million of new project awards announced during the year, with an emphasis on our ULTRA, SCR, SNCR and FGC emissions control solutions both domestically and abroad. Our APC backlog at December 31, 2023 was $7.5 million, up from $5.6 million at September 30, 2023. Although we do expect that APC revenue will increase modestly in 2024 when compared to 2023, it is likely that the bulk of our new award activity will occur in the second half of the year. As expected, revenues at our FUEL CHEM® segment declined year-over-year for both the fourth quarter and full year 2023, with warmer weather across the US impacting unit dispatch; however, segment gross margin was essentially unchanged and at historic levels. Our base FUEL CHEM unit count remains intact as we enter 2024 and we are currently pursuing additional FUEL CHEM opportunities which could provide incremental revenue contribution in 2024.”

Mr. Arnone concluded, “We are very pleased with the trajectory of our DGI business segment. In February we announced the publication of a white paper that detailed the benefits of deploying DGI for oxygen injection at a shrimp farm in the US and we presented these results at Aquaculture America in San Antonio, Texas. We have received a notable increase in inquiries regarding our DGI technology from potential customers in multiple end markets and are currently in negotiations with potential customers regarding on-site demonstrations of DGI. We are targeting to enter into our first commercial contract for DGI in 2024.”

Q4 2023 Consolidated Results Overview

Consolidated revenues for Q4 2023 declined to $6.3 million from $7.0 million in Q4 2022, with modest declines in both business segments from the prior year.

Consolidated gross margin for Q4 2023 rose to 51.1% of revenues from 42.8% of revenues in Q4 2022, due to a significant increase in APC gross margin during the quarter driven by the mix of APC projects and services executed during the quarter.

SG&A expenses increased to $3.7 million from $3.1 million in Q4 2022, reflecting the timing of employee and employee-related expenses.

Interest income improved to $0.3 million from $0.1 million in Q4 2022, reflecting an increase in capital invested and higher interest rates on held-to-maturity debt securities and money market funds.

Net loss in Q4 2023 was $(539,000), or $(0.02) per share, compared to net loss of $(402,000), or $(0.01) per share, in Q4 2022.

Consolidated APC segment backlog at December 31, 2023 was $7.5 million compared to $5.6 million at September 30, 2023 and $8.2 million at December 31, 2022.

APC segment revenue decreased to $2.8 million from $2.9 million in Q4 2022. APC gross margin rose to 55.6% from 35.4%, due primarily to the mix of APC projects and services executed during the quarter.

FUEL CHEM segment revenue declined to $3.6 million from $4.1 million in Q4 2022, due to a decline in electrical generation demand for the units on which our FUEL CHEM program is installed. Gross margin was unchanged at 48.0%.

Adjusted EBITDA loss was $(0.6) million in Q4 2023 compared to Adjusted EBITDA loss of $(0.3) million in Q4 2022.

2023 Full Year Overview

Consolidated revenues for 2023 rose 1.0% to $27.1 million from $26.9 million in 2022, reflecting the increase in APC revenue partially offset by a decline in FUEL CHEM revenue.

Consolidated gross margin for full year 2023 was unchanged at 43% compared to 2022, reflecting an increase in APC gross margin and a stable FUEL CHEM gross margin.

SG&A expenses for 2023 increased to $12.8 million, or 47.3% of revenues, from $12.3 million, or 45.6% of revenues, in 2022, reflecting an increase in employee related costs and other expenses.

Interest income improved to $1.3 million from $0.2 million in 2022, reflecting an increase in capital invested and higher interest rates on held-to-maturity debt securities and money market funds.

Net loss for 2023 was $(1.5) million, or $(0.05) per share, compared to net loss of $(1.4) million, or $(0.05) per share, in 2022.

Adjusted EBITDA loss was $(2.0) million in 2023 compared to Adjusted EBITDA loss of $(0.9) million in 2022.

Financial Condition

At December 31, 2023, cash and cash equivalents were $17.6 million, short-term investments were $12.1 million, and long-term investments totaled $3.7 million. Stockholders’ equity at December 31, 2023 was $43.7 million, or $1.44 per share, and the Company had no debt.

Conference Call

Management will host a conference call on Tuesday, March 12, 2024 at 10:00 am ET / 9:00 am CT to discuss the results and business activities. Interested parties may participate in the call by dialing:

●	(877) 423-9820 (Domestic) or
●	(201) 493-6749 (International)

The conference call will also be accessible via the Upcoming Events section of the Company’s web site at www.ftek.com. Following management’s opening remarks, there will be a question-and-answer session. Questions may be asked during the live call, or alternatively, you may e-mail questions in advance to dsullivan@equityny.com. For those who cannot listen to the live broadcast, an online replay will be available at www.ftek.com.

About Fuel Tech

Fuel Tech develops and commercializes state-of-the-art proprietary technologies for air pollution control, process optimization, water treatment, and advanced engineering services. These technologies enable customers to operate in a cost-effective and environmentally sustainable manner. Fuel Tech is a leader in nitrogen oxide (NOx) reduction and particulate control technologies and its solutions have been installed on over 1,300 utility, industrial and municipal units worldwide. The Company’s FUEL CHEM® technology improves the efficiency, reliability, fuel flexibility, boiler heat rate, and environmental status of combustion units by controlling slagging, fouling, corrosion and opacity. Water treatment technologies include DGI® Dissolved Gas Infusion Systems which utilize a patented channel injector to deliver supersaturated oxygen solutions and other gas-water combinations to target process applications or environmental issues. This infusion process has a variety of applications in the water and wastewater industries, including remediation, aeration, biological treatment and wastewater odor management. Many of Fuel Tech’s products and services rely heavily on the Company’s exceptional Computational Fluid Dynamics modeling capabilities, which are enhanced by internally developed, high-end visualization software. For more information, visit Fuel Tech’s web site at www.ftek.com.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” as defined in Section 21E of the Securities Exchange Act of 1934, as amended, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and reflect Fuel Tech’s current expectations regarding future growth, results of operations, cash flows, performance and business prospects, and opportunities, as well as assumptions made by, and information currently available to, our management. Fuel Tech has tried to identify forward-looking statements by using words such as “anticipate,” “believe,” “plan,” “expect,” “estimate,” “intend,” “will,” and similar expressions, but these words are not the exclusive means of identifying forward-looking statements. These statements are based on information currently available to Fuel Tech and are subject to various risks, uncertainties, and other factors, including, but not limited to, those discussed in Fuel Tech’s Annual Report on Form 10-K in Item 1A under the caption “Risk Factors,” and subsequent filings under the Securities Exchange Act of 1934, as amended, which could cause Fuel Tech’s actual growth, results of operations, financial condition, cash flows, performance and business prospects and opportunities to differ materially from those expressed in, or implied by, these statements. Fuel Tech undertakes no obligation to update such factors or to publicly announce the results of any of the forward-looking statements contained herein to reflect future events, developments, or changed circumstances or for any other reason. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including those detailed in Fuel Tech’s filings with the Securities and Exchange Commission.

FUEL TECH, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

	December 31,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$17,578	$23,328
Short-term investments	12,136	2,981
Accounts receivable, less current expected credit loss of $111 and $110, respectively	6,729	7,729
Inventories, net	439	392
Prepaid expenses and other current assets	1,439	1,395
Total current assets	38,321	35,825
Property and equipment, net	4,539	4,435
Goodwill	2,116	2,116
Other intangible assets, net	358	397
Right-of-use operating lease assets	609	197
Long-term investments	3,664	6,360
Other assets	781	794
Total assets	$50,388	$50,124
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,421	$2,710
Accrued liabilities:
Operating lease liabilities - current	81	125
Employee compensation	1,252	1,105
Other accrued liabilities	1,934	826
Total current liabilities	5,688	4,766
Operating lease liabilities - non-current	533	66
Deferred income taxes	172	177
Other liabilities	281	274
Total liabilities	6,674	5,283
Commitments and contingencies (Note 9)
Stockholders’ equity:
Common stock, $.01 par value, 40,000,000 shares authorized, 31,361,303 and 31,272,303 shares issued, and 30,385,297 and 30,296,297 shares outstanding in 2023 and 2022, respectively	313	313
Additional paid-in capital	164,853	164,422
Accumulated deficit	(117,529)	(115,991)
Accumulated other comprehensive loss	(1,748)	(1,728)
Nil coupon perpetual loan notes	76	76
Treasury stock, at cost (Note 5)	(2,251)	(2,251)
Total stockholders’ equity	43,714	44,841
Total liabilities and stockholders’ equity	$50,388	$50,124

See notes to condensed consolidated financial statements.

FUEL TECH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per-share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2023	2022	2023	2022
Revenues	$6,345	$7,021	$27,081	$26,941
Costs and expenses:
Cost of sales	3,102	4,018	15,425	15,298
Selling, general and administrative	3,677	3,074	12,803	12,275
Research and development	367	179	1,511	895
	7,146	7,271	29,739	28,468
Operating loss	(801)	(250)	(2,658)	(1,527)
Interest expense	(6)	(4)	(21)	(17)
Interest income	332	101	1,300	202
Other income (expense), net	5	(204	(90)	(46)
Loss before income taxes	(470)	(357)	(1,469)	(1,388)
Income tax expense	(69)	(45)	(69)	(54)
Net loss	$(539)	$(402)	$(1,538)	$(1,442)
Net loss per common share:
Basic net loss per common share	$(0.02)	$(0.01)	$(0.05)	$(0.05)
Diluted net loss per common share	$(0.02)	$(0.01)	$(0.05)	$(0.05)
Weighted-average number of common shares outstanding:
Basic	30,385,000	30,296,000	30,348,000	30,289,000
Diluted	30,385,000	30,296,000	30,348,000	30,289,000

See notes to condensed consolidated financial statements.

FUEL TECH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(in thousands)

	For the years ended December 31,
	2023	2022
Net loss	$(1,538)	$(1,442)
Other comprehensive loss:
Foreign currency translation adjustments	(20)	(124)
Total other comprehensive loss	(20)	(124)
Comprehensive loss	$(1,558)	$(1,566)

See notes to condensed consolidated financial statements.

FUEL TECH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	For the years ended December 31,
	2023	2022
OPERATING ACTIVITIES
Net loss	$(1,538)	$(1,442)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	281	352
Amortization	61	88
Loss on sale of equipment	10	—
Non-cash interest income on held-to-maturity securities	(433)	(5)
Provision for credit losses, net of recoveries	—	(106)
Deferred income taxes	(5)	38
Stock-based compensation, net of forfeitures	389	224
Changes in operating assets and liabilities:
Accounts receivable	1,039	(4,448)
Inventories	(46)	(45)
Prepaid expenses, other current assets and other non-current assets	(6)	(314)
Accounts payable	(295)	1,159
Accrued liabilities and other non-current liabilities	1,239	360
Net cash provided by (used in) operating activities	696	(4,139)

INVESTING ACTIVITIES
Purchases of equipment and patents	(418)	(206)
Purchases of debt securities	(14,026)	(9,777)
Maturities of debt securities	8,000	500
Net cash used in investing activities	(6,444)	(9,483)

FINANCING ACTIVITIES
Proceeds from exercise of stock options	42	—
Taxes paid on behalf of equity award participants	—	(17)
Net cash provided by (used in) financing activities	42	(17)
Effect of exchange rate fluctuations on cash	(44)	(87)
Net decrease in cash and cash equivalents	(5,750)	(13,726)
Cash and cash equivalents at beginning of period	23,328	37,054
Cash and cash equivalents at end of period	$17,578	$23,328

Supplemental Cash Flow Information:
Cash paid for:
Cash income taxes paid, net	$12	$14

See notes to condensed consolidated financial statements.

Fuel Tech, Inc.

Segment Data- Reporting Segments

(in thousands)

Information about reporting segment net sales and gross margin from operations is provided below:

Three months ended December 31, 2023	Air Pollution Control Segment	FUEL CHEM Segment	Other	Total
Revenues from external customers	$2,791	$3,554	$—	$6,345
Cost of sales	(1,255)	(1,847)	—	(3,102)
Gross margin	1,536	1,707	—	3,243
Selling, general and administrative	—	—	(3,677)	(3,677)
Research and development	—	—	(367)	(367)
Operating income (loss) from continuing operations	$1,536	$1,707	$(4,044)	$(801)

Three ended December 31, 2022	Air Pollution Control Segment	FUEL CHEM Segment	Other	Total
Revenues from external customers	$2,927	$4,094	$—	$7,021
Cost of sales	(1,892)	(2,126)	—	(4,018)
Gross margin	1,035	1,968	—	3,003
Selling, general and administrative	—	—	(3,074)	(3,074)
Research and development	—	—	(179)	(179)
Operating income (loss) from continuing operations	$1,035	$1,968	$(3,253)	$(250)

For the year ended December 31, 2023	Air Pollution Control Segment	FUEL CHEM Segment	Other	Total
Revenues from external customers	$13,483	$13,598	$—	$27,081
Cost of sales	(8,410)	(7,015)	—	(15,425)
Gross margin	5,073	6,583	—	11,656
Selling, general and administrative	—	—	(12,803)	(12,803)
Research and development	—	—	(1,511)	(1,511)
Operating income (loss) from continuing operations	$5,073	$6,583	$(14,314)	$(2,658)

For the year ended December 31, 2022	Air Pollution Control Segment	FUEL CHEM Segment	Other	Total
Revenues from external customers	$10,597	$16,344	$—	$26,941
Cost of sales	(6,924)	(8,374)	—	(15,298)
Gross margin	3,673	7,970	—	11,643
Selling, general and administrative	—	—	(12,275)	(12,275)
Research and development	—	—	(895)	(895)
Operating income (loss) from continuing operations	$3,673	$7,970	$(13,170)	$(1,527)

Fuel Tech, Inc.

Geographic Segment Financial Data

(Unaudited)

(in thousands of dollars)

Information concerning our operations by geographic area is provided below. Revenues are attributed to countries based on the location of the end-user. Assets are those directly associated with operations of the geographic area.

For the years ended December 31,	2023	2022
Revenues:
United States	$21,062	$20,311
Foreign	6,019	6,630
	$27,081	$26,941

As of December 31,	2023	2022
Assets:
United States	$46,300	$47,007
Foreign	3,901	3,117
	$50,201	$50,124

FUEL TECH, INC.

RECONCILIATION OF GAAP NET LOSS TO EBITDA AND ADJUSTED EBITDA

(in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2023	2022	2023	2022

Net loss	$(539)	$(402)	$(1,538)	$(1,442)
Interest income, net	(326)	(97	(1,279)	(185)
Income tax expense	69	45	69	54
Depreciation expense	34	85	281	352
Amortization expense	15	18	61	88
EBITDA	(747)	(351)	(2,406)	(1,133)
Stock compensation expense	101	88	389	224
Adjusted EBITDA	$(646)	$(263)	$(2,017)	$(909)

Adjusted EBITDA

To supplement the Company's consolidated financial statements presented in accordance with generally accepted accounting principles in the United States (GAAP), the Company has provided an Adjusted EBITDA disclosure as a measure of financial performance. Adjusted EBITDA is defined as net income (loss) before interest expense, income tax expense (benefit), depreciation expense, amortization expense, stock compensation expense, and intangible assets abandonment and building impairment. The Company's reference to these non-GAAP measures should be considered in addition to results prepared in accordance with GAAP standards, but are not a substitute for, or superior to, GAAP results.

Adjusted EBITDA is provided to enhance investors' overall understanding of the Company's current financial performance and ability to generate cash flow, which we believe is a meaningful measure for our investor and analyst communities. In many cases non-GAAP financial measures are utilized by these individuals to evaluate Company performance and ultimately determine a reasonable valuation for our common stock. A reconciliation of Adjusted EBITDA to the nearest GAAP measure of net income (loss) has been included in the above financial table.